Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registration statements on an appropriate form and any amendments thereto, which may be jointly filed with subsidiaries of the Company (the “Subsidiary Registrants”), registering (in addition to securities that may be registered by the Subsidiary Registrants) an unspecified aggregate amount of securities which may be in the form of senior debt securities, subordinated debt securities, common stock, preferred stock, stock purchase contracts, and stock purchase units, any of which may be convertible into, or exchangeable for, other securities of the Company or one or more of the Subsidiary Registrants, or a combination thereof, as authorized by the Company’s Board of Directors on May 15, 2026; and

WHEREAS, each of the individuals identified below is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Martin J. Lyons, Jr. and/or Leonard P. Singh and/or David M. Feinberg and/or Theresa A. Shaw the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said registration statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 4th day of August, 2026:

Cynthia J. Brinkley, Director	/s/ Cynthia J. Brinkley

Ward H. Dickson, Director	/s/ Ward H. Dickson

Jamie L. Engstrom, Director	/s/ Jamie L. Engstrom

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Rafael Flores, Director	/s/ Rafael Flores

Richard J. Harshman, Director	/s/ Richard J. Harshman

Craig S. Ivey, Director	/s/ Craig S. Ivey

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Leo S. Mackay, Jr., Director	/s/ Leo S. Mackay, Jr.

Timothy S. Rausch, Director	/s/ Timothy S. Rausch

Steven O. Vondran, Director	/s/ Steven O. Vondran